FARVISION EDUCATION

CANADIAN Film and Television Institute 加拿大电影电视学院

招生备忘录（合作协议）

甲方： 远见教育集团（Farvision Education Group Inc）

地址： 200&260 Town Centre Blvd. Markham, Ontario, L3R 8G5 Canada

乙方：加拿大电影电视学院（Canadian Film and Television Institute）

地址：7105 Nootka Street, Powell River BC V8A 5E3

加拿大远见教育集团（以下简称“ 远见”）和加拿大电影电视学院（以下简称“ CFTI”）经友好协商，同意按照以下条款进行招生合作：

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一、背景：

远见教育集团：远见教育集团由数家教育机构组成，总部位于多伦多。集团直属十多家院 . 其中有 4 所安大略省高中：多伦多艺术学院（BSID#668739），多伦多高中（BSID#882401） 洛威尔学院（BSID#883339），多伦多在线高中（BSID#886520）

加拿大电影电视学院：CFTI 是一所 BC 省私立大专，致力于培训新一代的演员和电影制片人（DLI #O19240322772）。它的概念是将东西方的价值观和原则融合在一起，以使我们的学生受益，并帮助他们在国际电影和电视行业中建立成功的职业生涯。

招生：

双方同意甲方为乙方定向招生，双方均表示原则上愿意在促进学生招募方面进行合作。根据该协议，合作方式包括：CFTI 将向所有远见高中毕业生免除学术英语要求，例如：雅思和托福。如学生本身英文/年龄均达到入学标准，则可就读 CFTI 全英文教学班。

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CFTI 同意在远见高中生入学高中时（例如 2021 年 9 月 1 日）在向 CFTI 交纳报名费之后向其提供大专预录取通知书。远见高中学生 14 岁以上可获得表演系录取通知书。18 岁以上可获得电影综合班以及导演系录取通知书。

在CFTI提供预录取通知书之前，"远见"集团旗下公司招收的高中生需要预先交纳一千元加币的费用（其中包括报名费等等）。之后会获得CFTI预录取通知书。如果学生取消前往CFTI学习的计划，预付的一千元加币将不予退回。如果学生按计划前来CFTI就读，预缴的一千元加币可抵入学费。正式开始在CFTI上课之前，需要交纳全额学费并且获得正式入学录取通知书。特此说明

由于远见高中学生在安大略省或国外学习，CFTI 同意每年为 10 至 12 年级的学生提供 CFTI 在线课程学习（备注：学生年龄需要达到 CFTI 各科录取标准），详细课程表将在课程开始之前进行讨论和安排。

如果学生高中毕业并在高中阶段完成 CFTI 的课程，CFTI 同意向 12 年级的学生颁发英属哥伦比亚省 Diploma（大专）文凭。如未完成的学生则继续在 CFTI 就读直至毕业才能获得 CFTI Diploma（大专）文凭。

在第 4 年，CFTI 将保证合格的学生进入两所大学中任何一所（多伦多电影学院/约克维尔大学或者美国可颁发大学文凭的电影学院）学习 2-2.5 年以获得学士学位。但如果远见的学生英文水平未达到进入以上任何一所大学的标准，CFTI 则不承担任何责任。学生可自行完成或达到以上大学的英文入学标准后，由 CFTI 协助进入以上大学。或者与以上大学协商进入大学的英文课程，完成达标之后在进入大学学习。如有其它条款双方均同意一起讨论后通过。

合作招生条款及分成：

（1）CFTI 同意支付远见 15%的佣金（招募 10-30 名学生），支付 17%的佣金（招募 35 名以上的学生）。支付 20%的佣金（招募 50 名以上的学生）。学费为 CFTI 网站上公开的学费标准。经双方协商达成如下协议:甲乙双方自签订协议之日起第二个月甲方开始向乙方 CFTI 方输送学员,甲方保证一年内向乙方 CFTI 输送学生不低于 10-25 名，如甲方在一年内向乙方 CFTI 输送学生达 30-100 名学生或以上，乙方将会与甲方协商给予相应的，更好的奖励计划。如果不能按时完成任务，或有具体困难可与乙方及时商谈解决方案。

(2) 乙方 CFTI 有权对甲方输送的学员依照规定进行审核，录取达标的学生。

(3) 乙方 CFTI 有权对甲方发布的广告进行事前审查，未经 CFTI 审查同意，甲方不得擅自发布与约定不内容不符合的广告。

(4) 乙方 CFTI 有权对甲方违反合同规定的所有相关行为（包括广告等所有未经许可的宣传）进行制止，情节严重可追究法律责任和要求相应的经济赔偿。

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(5)乙方 CFTI 有权在甲方违反合同的情况下单方面解除本合同。解除合同通知应在三日内通知甲方，通知将以快递，电子邮件或紧急短讯等方式发出。以上三种方式任何一种皆可使用，并被甲乙双方视为有效的法律送达形式。通知将在发出三日内自动生效。

(6)甲乙双方视此合约为商业机密，双方将严格保密条款内容，不得泄露双方的商业机密，运作方式以及工作人员和学生的任何个人信息。

(7)甲方应在一年中输送最少 10-50 名学生,如在一年中甲方没有向乙方 CFTI 输送任何学生，本协议自动全部终止。双方所有的代理协议内容以及合约自动结束。

(8)如甲方向乙方 CFTI 输送的学生，在就读期间出现申请退学退费的情况，CFTI 需要按照加拿大政府的标准和要求给学生退还应退的学费款项。甲方在接到乙方 CFTI 的退款通知书后，必须按照佣金的比例同步如数退还相应佣金给乙方 CFTI 以保证学生利益。甲乙方共同承诺遵守对学生来去自由的责任和义务，如有退学退费情况发生，双方承诺将共同承担以上经济损失。甲方退款应在 15 日内汇到乙方 CFTI 指定账户。如甲方在接到乙方 CFTI 学生退学退款的通知书后拒不退费，乙方 CFTI 有权利单方面取消甲方的全部代理权，除要求经济赔偿外同时保留法律追诉的权利。

(9)甲方向乙方 CFTI 推荐学生后，乙方将按照学生实际支付第一学年全额学费的 15%年代理佣金。（CFTI 所付甲方佣金需扣除政府收费后，按实际学费的百分比支付给乙方，政府收取每位学生学费（加币）3-5%的费用，该数字会随政府每年的政策有所浮动。最终扣除金额将根据政府实际收取金额为准）。学员在向 CFTI 支付完第一年学费后 10 日内，乙方 CFTI 即向甲方支付代理费总金额的 30%，学员支付完第一年学费后第三个月后，乙方向甲方一次性支付代理佣金费用（扣除政府交纳费用后）总金额的 70%，即第一学年的全部代理费。

(10)甲方所招收学生所有与学费等相关的一切手续都只能由乙方 CFTI 办理，学生的所有费用必须直接交纳给 CFTI，未经许可，甲方不得擅自以 CFTI 的名义收取任何费用。甲方如擅自代替 CFTI 收取学生学费，报名费等一切相关费用，如出现任何民事责任和刑事责任全部由甲方承担，与乙方 CFTI 无关，乙方 CFTI 将不承担任何民事责任和刑事责任。同时保留法律诉讼的权力。

(11 在进行招生宣传和解答时，须按乙方 CFTI 提供宣传材料进行，不得过分发挥和承诺甲方做不到的事情。

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四、协议时间和延期

本协议有效期为三（3）年，任何一方如有不可抗力的情况发生或者商业主体的改变（诸如学校转让，关闭，或者其他不可抗力之内容。不可抗力事件是指任何不可预见，不可避免并且不能克服的客观情况，包括但不限于自然灾害、爆炸、火灾、水灾、战争、暴动、暴乱和流行病以及行政措施，意外和命令。）如发生以上情况，双方都有权力提前终止本合约。同样可以视作解除合约的正当要求。

提前终止本合作必须以书面形式提前一周到一个月内通知另一方。同时要完成已经缴费学生的善后工作和学生正常学业所必须进行的一切内容以保障学生利益。包括遵从第三部分地条款内的退费政策（如发生）。经双方同意，以上内容可根据实际情况扩展或修改合作条款。

五、生效日期

其它未尽事宜，双方共同协商解决，本协议自双方以下指定的代表签署之日起生效。

远见教育集团
Farvision Education Group Inc
https://www.farvision.ca

200 Town Centre Blvd, Markham, ON, Canada, L3R 8G5

法定代表：Farvision Education Group Inc. 400 - 200 Town Centre Blvd. Markham, ON L3R 8G5

Richard Pérusse

签名（名字）：

日期：May 12, 2021

加拿大电影电视学院
Canadian Film and Television Institute

7105 Nootka Street, Powell River BC V8A 5E3

法定代表：

签名（名字）：

日期：May. 12. 2021

Student Recruitment Memorandum of Understanding

Part A: Farvision Education Group Inc.
Address: 200 & 260 Town Centre Blvd, Markham, ON, Canada L3R 8G5

Part B: Canadian Film and Television Institute
Address: 7105 Nootka Street, Powell, River BC V8A 5E3

Canadian Farvision Education Group (hereinafter referred to as "Farvision") and Canadian Film and Television Institute (hereinafter referred to as "CFTI") have agreed to cooperate in enrollment in accordance with the following terms through friendly negotiation:

- Background

➢ Farvision is composed of several educational institutions and is headquartered in Toronto. It has affiliates more than ten educational institutions, colleges and universities, including four Ontario private high schools: Toronto Art Academy (BSID#668739), Toronto High School(BSID#882401), Lowell Academy (BSID#883339), Toronto Eschool (BSID#886520).

➢ CFTI is a private college in BC, dedicated to training a new generation of actors and filmmakers (DLI#O19240322772). Its concept is to blend Eastern and Western values and principles to benefit their students and help them build a successful career in the international film and television industry.

- Recruitment

Both parties agree that Party A will recruit students for Party B, and both parties expressed their willingness to cooperate in promoting student recruitment. According to the agreement, cooperation methods include: CFTI will exempt all

Farvision high school graduates from academic English requirements, such as IELTS and TOEFL. If students meet the admission standards in English/age, they can enroll in the CFTI programs in fully English teaching classes.

CFTI agrees to provide college pre-admission letter to those students that enter Farvision high schools (for example, September 1, 2021) only after paying the deposit and registration fee of CAD$1000 (non-refundable) to CFTI, and the CAD$1000 will apply towards their CFTI tuition fees after they graduating from Farvision high schools and study at CFTI.

Farvison high school students over the age of 14 can receive an admission letter to the Acting Program; 18 years of age and older can get a comprehensive film class and director grogram admission letter.

As Farvision high school students are studying in Ontario or abroad, CFTI agrees to provide CFTI online courses for students from grades 10 to 12 each year (note: students need to meet the admission criteria of CFTI subjects). The detailed course schedule will be discussed before the course starts. And arrangements.

If the student graduates from high school and completes the CFTI course at the high school level, CFTI agrees to award the British Columbia Diploma to the Grade 12 students. Students who have not completed will continue to study at CFTI until graduation to obtain a CFTI Diploma.

In the 4th year of high school, CFTI will ensure that qualified students enter either of the two universities (Toronto Film School/Yorkville University or the American Film Academy) for 2-2.5 years to obtain a bachelor's degree. However, if the English proficiency of the students does not meet the standards for entering any of the above universities, CFTI will not bear any responsibilities. Students can complete or meet the English requirements of the above universities by themselves, and CFTI will assist them in entering the above universities, or negotiate with the above universities to enter the university's English course, and enter the university programs after completing the standard. If there are other terms, both parties agree to discuss them together.

- Enrollment terms and profit share

(1) CFTI agrees to pay 15% commission (recruiting 10-30 students), 17% commission (recruiting more than 35 students), and 20% commission (recruit more than 50 students). The tuition fee is the tuition standard published on the CFTI's website. The two parties negotiated and reached the following

agreement: Party A will start sending students to Party B in the second month from the date of signing the agreement, and Party A agree that it will send no less than 10-25 students to Party B within one year. If Part A can send 30-100 students or more to Party B within one year, Party B will give Party A the better reward plan. If Part A cannot complete the task on time, or have specific difficulties, you can discuss solutions with Party B in time.

(2) Party B has the right to review the students sent by Party A in accordance with admission regulations and standards.

(3) Party B has the right to conduct prior review of the advertisements published by Party A. Party A shall not publish advertisements that do not conform to the agreed content without authorization by Part B.

(4) Party B has the right to stop all relevant behaviors of Party A's violation of the contract (including all unauthorized publicity such as advertisements). If the circumstances are serious, it can be investigated for legal responsibility and require corresponding economic compensation.

(5) Party B has the right to unilaterally terminate this contract if Party A breaches the contract. The notice of termination of the contract shall be notified to Party A within three days, and the notice will be sent by courier, email or emergency SMS. Any of the above three methods can be used, and is regarded by both parties as a valid form of legal service. The notice will automatically take effect within three days of issuance.

(6) Both parties will strictly keep confidential the contents of the terms and shall not disclose the commercial secrets of both parties, operation methods and any personal information of staff and students.

(7) Party A shall send at least 10-50 students in a year. If Party A does not send any students to Party B's CFTI in a year, this agreement will be terminated automatically. The contents of the agency agreement and the contract between the two parties will automatically end.

(8) If a student sent by Party A to Party B applies for a tuition refund during their studies, CFTI needs to refund the student's tuition fee in accordance with the standards and requirements of the Canadian government, then Part A must simultaneously refund the corresponding commission to Party B. Party A and Party B are jointly committed to abide by their responsibilities and obligations for the free coming and going of students. If there is any withdrawal or refund, both parties

promise to jointly bear the above economic losses. Party A's refund shall be remitted to Party B' designated account within 15 days. If Party A refuses to refund the fees after receiving the notice of withdrawal of CFTI students from Party B, Party B has the right to unilaterally cancel all of Party A's agency rights, and reserves the right of legal prosecution in addition to demanding financial compensation.

(9) Party B will pay 15% of the annual agency commission of the full tuition for the first academic year according to the actual student. (The commission paid by CFTI to Party A shall be deducted from government fees and paid to Party B as a percentage of the actual tuition fee. The government charges 3-5% of each student's tuition (in Canadian dollars). This figure will fluctuate according to the government's annual policy. The final deduction amount will be based on the actual amount collected by the government). Within 10 days after the student pays the first year tuition to CFTI, Party B will pay Party A 30% of the total amount of the agency fee. When the student pays the first year's tuition, after three month, Party B shall pay Party A in one lump sum The agency commission fee (after deducting government fees) the rest 70% of the total amount, that is, the entire agency fee for the first academic year.

(10) All formalities related to tuition fees for students recruited by Party A can only be handled by Party B. All student fees must be paid directly to CFTI. Without permission, Party A shall not collect any fees in the name of CFTI. If Party A collects student tuition, registration fees and other related fees on behalf of CFTI without authorization, any civil and criminal liabilities shall be borne by Party A and have nothing to do with Party B. Party B will not bear any civil and criminal liabilities. At the same time, the right to legal proceedings is reserved.

(11) When conducting enrollment publicity and answering questions, it must be carried out in accordance with the publicity materials provided by Party B, and must not overplay and promise things that Party A cannot do.

- Agreement Term and Extension

This agreement is valid for three (3) years. If any party has force majeure or changes to the business entity (such as school transfers, closures, or other force majeure content. Force majeure events refer to any unforeseeable, unavoidable and insurmountable objective circumstances, including but not limited to natural disasters, explosions, fires, floods, wars, riots, riots and epidemics, and administrative measures, accidents and orders.) In the event of the above, both parties have the right to terminate this contract in advance. It can also be regarded as a legitimate request to terminate the contract.

To terminate this agreement early, the other party must be notified in writing within one week to one month in advance. At the same time, it is necessary to complete the aftermath work of the paid students to protect the best interests of the students, including compliance with the refund policy in the previous terms (if apply). With the agreement of both parties, the above content can be expanded or modified according to the actual situation.

- Effective Date

This agreement shall come into effect on the date of signing by the representatives designated by both parties below. Other matters shall be resolved through mutual negotiation.

Farvision Education Group Inc	Canadian Film and Television Institute
200 Town Centre Blvd, Markham, ON, L3R 8G5	7105 Nootka Street, Powell, River BC V8A 5E3
Representative:	Representative:
______________________________	______________________________
Signature	Signature
___May 12, 2021____________	____May 12, 2021_____________________
Date	Date